UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 2, 2006

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32389	41-2111139
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

10172 Linn Station Road,
Louisville, Kentucky 40223
(Address of Principal Executive Offices)

(502) 426-4800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

        On February 3, 2006, NTS Realty Holdings Limited Partnership (the “NTS Realty”) issued a press release to announce that, following the close of business on February 2, 2006, it finalized the sale of Golf Brook Apartments and Sabal Park Apartments, its multifamily properties located in Orlando, Florida, to GOLFBROOK RB-GEM, LLC and SABAL PARK RB-GEM, LLC, (successors to Investors Capital Mortgage Group, Inc.), unaffiliated Florida entities, for a purchase price totaling $71,503,500.

        NTS Realty also announced that on February 3, 2006, it closed on its two agreements with Schaedle Worthington Hyde Properties, L.P., a Delaware limited partnership (“Seller”), to purchase two multifamily properties located in Nashville, Tennessee (the “Tennessee Agreement”) and one multifamily property located in Chesterfield County, Virginia (the “Virginia Agreement”), for a purchase price totaling $117,212,000 (a portion of which was satisfied by the assumption of a mortgage loan on Richland and Whitworth (as defined below) with a current outstanding balance of $33,378,000). The Tennessee properties are commonly known as The Grove at Richland (“Richland”) and The Grove at Whitworth (“Whitworth”), while the Virginia property is commonly known as The Grove at Swift Creek (“Swift Creek”).

        Financial statements and pro forma financial information in connection with the acquisition of Whitworth, Richland and Swift Creek will be filed with the Securities and Exchange Commission within 71 days of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: See Above
(b)	Pro Forma Financial Information: See Above
(c)	Exhibits:

	Exhibit No.	Description
	99.1	Press release of NTS Realty Holdings Limited Partnership, dated February 3, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

By:		NTS Realty Capital, Inc.,
Its:		Managing General Partner

/s/ Gregory A. Wells

	By:	Gregory A. Wells
	Its:	Executive Vice President and CFO

	Date:	February 7, 2006

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